UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2025

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On January 30, 2025, Enveric Biosciences, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 1,229,330 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, (ii) 437,336 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 437,336 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) 1,666,666 Series A warrants (the “Series A Warrants”) to purchase 1,666,666 shares of Common Stock (the “Series A Warrant Shares”), and (iv) 1,666,666 Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase 1,666,666 shares of Common Stock (the “Series B Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The offering price for each Share and accompanying Warrants was $3.00, and the offering price for each Pre-Funded Warrant and accompanying Warrants was $2.9999. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. Each Warrant has an exercise price of $3.00 per share and will be exercisable immediately upon issuance (“Initial Exercise Date”). The Series A Warrants expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants expire on the 18-month anniversary of the Initial Exercise Date.

The Offering closed on February 3, 2025. The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, is approximately $4.3 million. The Company intends to use the net proceeds from the Offering for working capital, EB-003 development, and general corporate purposes.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to an exception.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an engagement agreement, as amended, (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $25,000, (iv) reimbursement of up to $100,000 for legal fees and expenses and other out of pocket expenses and (v) up to $15,950 for the clearing expenses.

Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 116,666 shares of Common Stock (the “Placement Agent Warrant Shares”) (which represents 7.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants have an exercise price of $3.75 per share (which represents 125% of the public offering price per Share and accompanying Warrants), expire on January 30, 2030, and are exercisable following the Initial Exercise Date.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Warrants, the Series A Warrant Shares, Series B Warrants, the Series B Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on January 14, 2025, as amended (including the prospectus forming a part of such Registration Statement), under the Securities Act (File No. 333-284277), and declared effective by the SEC on January 30, 2025.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On January 30, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 3, 2025, the Company issued a press release announcing the closing of the Offering. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025)
4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025)
4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.16 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025)
4.4	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.17 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025)
10.1+	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.33 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025)
99.1	Press release, dated January 30, 2025
99.2	Press release, dated February 3, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer